Hawker Beechcraft Acquisition Company, LLC Earnings Presentation For The First Quarter 2008 Exhibit 99.2

5/16/2008 2
Hawker Beechcraft Acquisition Company, LLC
Proforma Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Three Months Ended March 30, 2008 and March 25, 2007
March 30, 2008 March 25, 2007
Operating income (unaudited) (1.5) $                28.4 $
Proforma operating income adjustments:
   Environmental expense recorded (reduced) at sites retained by Raytheon Company -                    (0.8)
   Expense recorded related to product liability coverage retained by Raytheon Company -                    3.8
   Revenue recognized related to a receivables portfolio retained by Raytheon Company -                    (1.1)
   Expense recorded related to aircraft leases retained by Raytheon Company -                    2.7
   Reduction in pension expense due to additional funding at closing per the acquisition
     agreement and the impact of purchase accounting -                    6.2
   Reduction in cost of sales related to Premier deliveries due to the application of
     purchase accounting -                    18.1
Depreciation and amortization, including as a result of purchase accounting 38.7                  21.9
Proforma EBITDA 37.2 $               79.2 $
Adjustments to proforma EBITDA
   Reduction in corporate expenses associated with separation from Raytheon Company -                    3.9
   Excluded losses from a terminated contract with an affiliate of Raytheon Company -                    -
   Transition expenses to establish services previously performed by Raytheon Company 0.5                    -
   Exclude income statement impact of inventory step-up resulting from purchase accounting 4.5                    -
   Exclude purchase accounting adjustment associated with contract booking rate changes
     to present the impact as a period event consistent with prior quarters -                    -
   Exclude purchase accounting adjustment related to accretion of long term warranty liability -                    -
   Exclude non-cash stock-based and deferred compensation 4.8                    -
Proforma Adjusted EBITDA 47.0 $               83.1 $
Proforma Adjusted EBITDA is a non-GAAP financial measure that is useful in evaluating the ability of issuers of "high-yield"
securities to meet their debt service obligations.  It is not intended as a substitute for an evaluation of our results as reported under GAAP.  We have presented Proforma Adjusted EBITDA as if the acquisition of the Raytheon Aircraft business had occurred at the beginning of the period presented.  This information is for informational purposes only and does not purport to represent our financial condition had the acquisition occurred at the beginning of the period presented or to project the results for any future period.
Three Months Ended

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Hawker Beechcraft Acquisition Company, LLC
Proforma Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Trailing Four Quarters For The Period Ended March 30, 2008
Trailing March 30, December 31, September 30, June 24,
12 Months 2008 2007 2007 2007
Operating income (unaudited) 146.8 $            (1.5) $           122.8 $         62.1 $           (36.6) $
Proforma operating income adjustments:
Environmental expense recorded (reduced) at sites retained by Raytheon Company - - - - -
Expense recorded related to product liability coverage retained by Raytheon Company - - - - -
Revenue recognized related to a receivables portfolio retained by Raytheon Company - - - - -
Expense recorded related to aircraft leases retained by Raytheon Company - - - - -
Reduction in pension expense due to additional funding at closing per the acquisition agreement and the impact of purchase accounting - - - - -
Reduction in cost of sales related to Premier deliveries due to the application of purchase accounting - - - - -
Depreciation and amortization, including as a result of purchase accounting 153.9 38.7 40.2 37.4 37.6
Proforma EBITDA 300.7 $            37.2 $           163.0 $         99.5 $           1.0 $
Adjustments to proforma EBITDA
Reduction in corporate expenses associated with separation from Raytheon Company - - - - -
Excluded losses from a terminated contract with an affiliate of Raytheon Company - - - - -
Transition expenses to establish services previously performed by Raytheon Company 11.1 0.5 4.8 1.6 4.2
Exclude income statement impact of inventory step-up resulting from purchase accounting 109.7 4.5 25.6 19.7 59.9
Exclude purchase accounting adjustment associated with contract booking rate changes to present the impact as a period event consistent with prior quarters 4.4 - - 1.4 3.0
Exclude purchase accounting adjustment related to accretion of long term warranty liability 1.5 - 0.5 1.0 -
Exclude non-cash stock-based and deferred compensation 23.9 4.8 6.8 5.5 6.8
Proforma Adjusted EBITDA 451.3 $            47.0 $           200.7 $         128.7 $         74.9 $
Proforma Adjusted EBITDA is a non-GAAP financial measure that is useful in evaluating the ability of issuers of "high-yield" securities to meet their debt service obligations. It is not intended as a substitute for an evaluation of our results as reported under GAAP. We have presented Proforma Adjusted EBITDA as if the acquisition of the Raytheon Aircraft business had occurred at the beginning of the period presented.  This information is for informational purposes only and does not
Purport to represent our financial condition had the acquisition occurred at the beginning of the period presented or to project the results for any future period.

Aircraft Delivery Units
March 25, 2007 March 30, 2008
Hawker 900XP 0 6
Hawker 850 Family 10 2
Hawker 400XP 7 3
Premier 15 9
King Airs 28 29
Pistons 19 23
   Business & GA Totals: 79 72
T6 9 17
  Total Deliveries 88 89
Three Months Ended